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                                                                   EXHIBIT 10.10




                                  LGB PIKE LLC
                         c/o Goldberg Lindsay & Co. LLC
                          630 Fifth Avenue, 30th Floor
                               New York, NY 10111

                                                                  March 15, 2002

Joe B. Pike
c/o Pike Electric, Inc.
100 Pike Way
Mount Airy, North Carolina 27030

         Reference is made to the Recapitalization and Investment Agreement (the "Recapitalization Agreement") dated March 15, 2002 among Pike Electric, Inc. (the "Company"), Pike Equipment and Supply Company ("Holdings"), Pike Merger Sub, Inc., certain existing shareholders of the Company, LGB Pike LLC ("Parent") and LGB Acquisition Corp. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Recapitalization Agreement.

         The parties hereto hereby agree that, following the Closing and so long as Parent continues to own a majority of the common stock of Holdings, Joe B. Pike shall be entitled to the following benefits:

         1. Use of any corporate airplane that may be owned by Holdings, provided, however, that (A) such use shall not interfere with the normal business or operations of the Company and shall be scheduled in advance of such use in accordance with the procedures determined by Parent and Holdings, and (B) the expenses of Holdings arising out of such use shall be less than $100,000 per year (it being understood that no portion of such amount shall be carried forward to a subsequent year) and any expenses in excess of $100,000 per year shall be paid by Joe B. Pike as soon as such expenses have been identified;

         2. Use of an office and the services of an administrative assistant at the corporate headquarters of the Company;

         3. Participation in the Company's Enhanced Medical Plan and Enhanced Dental Plan (subject to the terms of each such plan) until the occurrence of the earlier of (A) reaching age 65 and (B) becoming eligible for coverage under Medicare, in accordance with the disclosure in Schedule
      5.13 to the Recapitalization Agreement;

         4. Participation in the Company's Employee Life Insurance Plan (subject to the terms of such plan and subject to the Company's ability to obtain such coverage at the
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      rate currently paid by the Company for the coverage of Joe B. Pike) until he reaches age 65, in accordance with the disclosure in Schedule 5.13 to the Recapitalization Agreement; and

         5. Receipt of his Company-assigned car or cash, whichever he chooses, in accordance with the automobile award plan (subject to the terms of such plan) disclosed in Schedule 5.13 to the Recapitalization Agreement.

         Parent also agrees that, following the Closing and so long as Parent continues to own a majority of the common stock of Holdings, Joe B. Pike may attend the meetings of the Board of Directors of Holdings as an observer. Notwithstanding the foregoing, Joe B. Pike shall not have the right to vote on any matter presented to the Board of Directors of Holdings or any committee thereof.

         This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Parent and Joe B. Pike. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.
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         If the foregoing correctly sets forth the understanding between us, please indicate your acceptance of the terms hereof by signing in the appropriate space provided below and returning to Parent the enclosed duplicate originals of this letter agreement.

                                           Very truly yours,

                                           LGB PIKE LLC


                                           By     /s/ Robert Roriston
                                                  ------------------------------
                                                  Name:  Robert Roriston
                                                  Title: Authorized Signatory



Accepted and agreed to as of
15th day of March, 2002:

JOE B. PIKE



/s/ Joe B. Pike
-----------------------------
Joe B. Pike
Chairman of the Board